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                                                                 Exhibit (23)(e)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 333-76347), S-3 (No. 333-120611) and S-4 (No.
333-122429) of Consumers Energy Company of our report dated February 25, 2005 relating to the financial statements, management's assessment over financial reporting and the effectiveness of internal control over financial reporting of Midland Cogeneration Venture L.P. which appears in the Consumers Energy Company Form 10-K for the year ended December 31, 2004.

/s/ PricewaterhouseCoopers LLP

Detroit, Michigan
March 7, 2005